UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in the Current Report on Form 8-K filed on March 8, 2018 (the “Current Report”), on March 6, 2018, Leafceuticals Inc (the “Buyer”), the wholly owned subsidiary of Freedom Leaf Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Earth Born, Inc., a California corporation (“Earth Born California”), Earth Born, Inc., a Delaware corporation (“Earth Born Delaware”), Irie Living, a California nonprofit mutual benefit corporation (“Irie”), and Genesis Media Works, LLC, a Utah limited liability company doing business as “Terra’s Way,” “Irie Hemp Company,” “Earth Born Botanicals,” and “Santa Cruz Hemp Company” (“Genesis” and together with Earth Born California, Earth Born Delaware, and Irie the “Sellers”) to acquire all of the Sellers’ assets (the “Assets”) associated with and/or required to operate the Sellers’ CBD botanical and nutraceutical businesses (the “Acquisition”), with an anticipated closing date of April 15, 2018.

In connection with the Acquisition, the Buyer agreed to assume approximately $100,000 of liabilities associated with the Assets, and the purchase price for the Assets is $2,200,000, subject to adjustment as described below, to be paid $400,000 in cash, and $1,800,000 via the issuance of an aggregate of 7,826,087 shares of the Company’s common stock (the “Shares”) to the Sellers. The purchase price for the Assets was to be reduced if (i) the Sellers’ aggregate pre-closing revenues for the year ending December 31, 2017, were less than $1,600,000, or (ii) the Buyer’s average monthly revenues resulting from the Acquisition of the Assets for the three months following closing were less than $120,000 per month. Additionally, 1,250,000 of the Shares were to be escrowed for 4 months following Closing as the Buyer’s security for (i) any indemnification claims against the Sellers pursuant to the Agreement, or (ii) any pre-closing or post-closing revenue deficiency resulting in the purchase price reductions described above.

On April 16, 2018, the Company’s subsidiary and the Sellers entered into an Addendum to the Agreement reducing the total cash consideration to be paid to Sellers from $400,000 to $356,080, and increasing the number of Shares issuable to the Sellers from 7,826,087 shares to 8,118,886 shares. On April 16, 2018, the parties closed the Acquisition, the Sellers executed assignments and bills of sale assigning the Assets to the Company’s subsidiary, and the Company paid $356,080 to the Sellers, and authorized the issuance of the Shares to the Sellers or their assigns.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to the Current Report and incorporated by reference in this report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuance of the Shares to the Sellers set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Shares will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance will not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file any financial statements required by this Item not later than 71 days after April 20, 2018.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after April 20, 2018.

(d) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated March 3, 2018 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 8, 2018)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2018

FREEDOM LEAF INC.

By: /s/ Clifford J. Perry

Clifford J. Perry

Chief Executive Officer

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